Exhibit 10.8

Shareholders Agreement

This Shareholders Agreement (this “Agreement”), made and entered into by and between the parties hereto on February 5, 2026.

“Party A”

KOEI JAPAN CO.,

LTD.

Address: 1-13-3 Fukuura, Kanazawa Ward,

Yokohama-shi

“Party B”

Siam Client Service Co., Ltd.

No. 2 Prima Sathorn Building, 7th floor, Room No. 8705-8706, Naradhiwas Rajanagarindra Road, Yannawa, Sathorn, Bangkok 10120

Party A requested Party B to make a capital contribution by way of purchase of the shares of the Company in order to engage in the business related to industrial waste disposal in Thailand.

Party B, in response to Party A’s request, agreed to the investment by way of purchase of such shares.

In consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Parties agree as follows:

Article 1 (Purpose of Contract)

The parties hereto acknowledge that the purpose of this Agreement is to invest in a company in Thailand managed and operated by Party A as the main body.

All the provisions of this Agreement shall be construed in order to accomplish the purpose of entering into the Agreement as declared above.

Article 2 (Definitions)

In this Agreement, the following words and phrases shall have the following meanings:

1. “Company” shall mean a private joint stock company as defined by the laws of Thailand, which is incorporated in accordance with Article 3 hereof. This shall mean a registered company.

Article 3 (Company)

1. The trade name of the company is KOEI (THAILAND) CO., LTD.

2. The Company was incorporated in Bangkok, Thailand.

3. The capital of the company at the time of its establishment is 4,000,000 baht.

4. To the extent permitted by Thai law, the Articles of Incorporation and / or By-Laws of the Company may be made or modified to reflect the terms and conditions set forth in this Agreement and any other agreements between the Parties. If any of the provisions of this Agreement is not contained in the Articles of Incorporation and / or By-Laws of the Company, or is contained in any modified form for any reason, then each party shall be fully and duly bound by this Agreement as if the whole of this Agreement were contained in the basic Articles of Incorporation and / or By-Laws of the Company. In the event of any conflict between this Agreement and the Articles of Incorporation and / or By-Laws of the Company, the provisions of this Agreement shall prevail and be binding upon the parties.

Article 4 (Investment and Subscription of Shares)

1. The parties hereby confirm that the Company has requested JGC and JPI as well as Hidaka Holdings (2008) Co., Ltd. (“Local Partner”) to acquire the shares of the Company in accordance with the resolution of the Board of Directors and the resolution of the General Meeting of Shareholders separately.

2. The parties hereby confirm that as a result of the transfer of shares and the allotment of new shares to be executed in accordance with the resolution of the Board of Directors and the resolution of the General Meeting of Shareholders separately passed by the Company, Party B and Local Partner shall participate in the Company and the ratio of contribution of each party and Local Partner to the issued share capital of the Company shall be 49% for Party A, 2% for Party B and 49% for Local Partner, respectively.

3. The parties agree that Party A shall not enter into any shareholder agreement or any other agreement with the Local Partner with respect to the management of the Company.

We hereby confirm that a similar agreement (“Shareholders Agreement”) will be entered into. In the event of any inconsistency between the Shareholders Agreement and this Agreement, Party B shall consult with Party A in good faith to amend this Agreement in order to correct such inconsistency, to the extent that such amendment does not have a material adverse effect on the rights and interests of Party B under this Agreement.

Article 5 (Roles)

1. Party A shall be responsible for the management of the Company.

2. Party B shall not be responsible for the business activities and behavior of the Company, and Party A shall not pursue such responsibility.

Article 6 (Contract with Shareholders after Subscription of Shares)

1. After the acquisition of the Company’s shares by Party B as provided in Article 4, Paragraph 2, the Company shall enter into a consulting agreement (the “Consulting Agreement”) with Party B.

2. (Intentionally deleted)

3. If the Company pays dividends as stipulated in Article 9, the consulting fee shall be reduced according to the amount of payment in accordance with this Consulting Contract.

Article 7 (Conditions for Investment in the Company)

1. Promptly after the execution of this Agreement, Party A shall submit to Party B the Company’s financial statements (if any) for the latest three (3) years.

2. The Company shall submit to the Employee the financial statements or trial balance for such fiscal year within three (3) months after the end of the accounting period.

3. Party A and Party B represent and warrant to the other party that they do not and will not fall under any of the following items:

(I) The Company itself or its officers (employees who execute business, Directors and Executive Officers, or persons equivalent thereto. (hereinafter referred to as “Anti-Social Forces”) ).

2. I will not allow Antisocial Forces to use my name and enter into this Agreement.

3 You shall not engage in any of the following acts by yourself or by using a third party:

A) Acts of using threatening words or violence against the other party;

B) Using fraudulent means or force to obstruct the business of the other party or damage the other party’s reputation.

4. If any of the following events occurs, Party B shall have the right to request the purchase of its shares:

(A) In the event that the Company has not paid the consulting fees under this Consulting Agreement by the due date set forth in such Consulting Agreement, if the Company still fails to make such payment within five (5) business days after receiving a notice from Party B pointing out such delay in payment.

(B) In case that the operation of the Company has become impossible for reasons such as liquidation or bankruptcy of the Company

(C) In case that Party B has become unable to hold the Company’s shares due to government orders or laws and regulations

5. If the right to request the purchase of shares set forth in Paragraph 4 is exercised, Party A and Party B shall be obliged to find a transferee of the shares held by Party B. The transfer price at that time shall be the acquisition price at the time of acquisition of shares by Party B or the underwriting price at the time of underwriting. If the transferee cannot be found within six (6) months after the exercise of the right to request the purchase of shares, Party B may search for the transferee by itself, and in such case, the transfer price shall be free.

Article 8. (Transfer of Shares)

1. Unless otherwise expressly provided for in this Agreement, a party may not sell, transfer, pledge, lien or otherwise encumber any of its shares in the Company to any third party without the prior written consent of the other party, whether in exchange for payment or free of charge. Any transfer of shares not in accordance with this Agreement shall be deemed null and void.

2. Notwithstanding Paragraph 1 of this Article, if Party A sells the shares of the Company held by Party A to another transferee, Party A shall have the following obligations to Party B:

(I) The Institute shall notify Party B of the relevant sale at least 2 months prior to the scheduled date of sale.

(2) In case that Party A has received a request from Party B to transfer the relevant shares, including the shares held by Party B, to the transferee, Party A shall make reasonable efforts to sell such shares, including the shares held by Party B, to the transferee or a party designated thereby. In case that Party A is unable to sell the shares held by Party B to the transferee or a party designated thereby, Party A shall not sell its own shares to the transferee or a party designated thereby. In addition, the transfer price of the shares of the Company held by Party B at that time shall be the higher of either the price at the time of acquisition of shares by Party B or at the time of subscription or the market price. Party A shall be responsible for any payment for tax purposes, and Party B shall not be responsible therefor.

3. In the event that Party A or a person designated by Party A indicates to Party B its intention to purchase the shares held by Party B, Party B shall transfer the shares of the Company it holds in accordance with such purchase. Party A shall notify Party B of its intention to purchase at least 14 days in advance. The purchase price shall be the higher of the price at the time of acquisition of the shares of Party B or the price at the time of subscription or the market price. Party A shall be responsible for any payment for tax purposes, and Party B shall not be responsible therefor. The term “market value” as used herein means the amount calculated by multiplying the number of shares to be transferred by the net asset value per share of the company, which is calculated based on the audited financial statements of the most recent company.

4. (Intentionally deleted)

5. If the sale of the Company’s shares becomes necessary for any reason not attributable to the voluntary intention of MV Chubu, such as the commencement of bankruptcy, civil rehabilitation, business reorganization or attachment proceedings by MV Chubu, MV Chubu shall, so far as permitted by laws and regulations, propose the sale of the Company’s shares to MV Chubu before any other party. If Party A declares that it has no intention to purchase, or if Party B fails to receive a reply from Party A within thirty (30) days after making a sale proposal to Party A, Party B may make a sale proposal to another transferee. In such case, Party B may sell the shares to the transferee at any price, and Party A shall not raise any objection to such transfer to a third party. If Party A expresses its intention to purchase the above shares within thirty (30) days after Party B offers to sell such shares to Party A, Party B shall transfer the shares of the Company held by Party A at the market price to Party A or a person designated by Party A. The term “market value” as used herein means the amount calculated by multiplying the number of shares to be transferred by the net asset value of the company’s shares per share, which is calculated based on the audited financial statements of the latest company. The Company shall be responsible for any tax payment arising from such transfer of shares to the Company or a person designated by the Company, and the Employee shall not be responsible therefor.

6. In the event that Party B has no choice but to sell the shares of the Company with the intention of Party B for the reason of business withdrawal or liquidation of the Company, Party B shall secure a transferee of the shares and conduct the transfer with the prior written consent of Party A. Party B shall make every possible effort to secure the transferee, but shall not be responsible for the outcome.

Article 9. (Dividends)

The distribution of dividends is subject to the applicable laws and regulations of Thailand or the shareholders agreement.

Article 10 (Performance of Contract)

The parties agree to enter into or cause to be entered into any and all documents, contracts and instruments necessary to carry out the object and purpose of this Agreement. No modification of this Agreement shall be effective unless in writing and signed by the party to be bound thereby.

Article 11 (Arbitration)

1. This Agreement is based primarily on mutual trust and confidence. The parties agree to perform this Agreement for their mutual benefit and in a spirit of fairness and cooperation. If any dispute, difference or disagreement arises between the parties in connection with or arising out of this Agreement, the parties shall try to settle it amicably in the spirit of friendship, cooperation, mutual trust and confidence.

2. Any dispute, difference or discrepancy in the preceding paragraph shall be submitted to and finally settled by binding arbitration in Tokyo, Japan in accordance with the rules of The Japan Commercial Arbitration Association. The language to be used in the arbitral proceedings shall be Japanese.

3. The award in the arbitration referred to in the preceding paragraph shall be final and binding and shall be enforced by a court of competent jurisdiction.

Article 12. (Assignment)

The assignment of each party’s rights and obligations in this Agreement shall be expressly permitted, or permitted only to the extent included herein, with the prior written consent of the other party.

Article 13 (Term and Termination of Agreement)

1. This Agreement shall remain in force unless terminated in accordance with this Article.

2. Either party may immediately terminate this Agreement in any of the following cases:

1 In the event that the other party fails to perform any of its obligations under this Agreement;

2 A Party becomes the subject of a petition, whether voluntary or not, in liquidation, dissolution, bankruptcy or rehabilitation or other insolvency proceedings (or, if such proceedings are not voluntary, such proceedings are not suspended or terminated after thirty (30) days have elapsed from the date of commencement thereof); ).

3. If Party A terminates this Agreement in accordance with the provisions of the preceding paragraph, Party A may purchase the shares of the Company held by Party B. The purchase price in this case shall be the price at the time of acquisition of shares by Party B or at the time of underwriting.

4. In case that Party B terminates this Agreement in accordance with the provisions of Paragraph 2, Party B may sell the shares of the Company held by Party B to Party A. In this case, the selling price shall be the price at the time of acquisition of shares by Party B or at the time of underwriting. Provided, however, that Party A shall be responsible for any tax payment arising at that time, and Party B shall not be responsible therefor.

Article 14 (Termination of Ancillary Agreement)

In the event that Party B ceases to be a shareholder of the Company due to termination of this Agreement or transfer of shares, this Consulting Agreement shall also terminate at the same time.

Article 15 (Miscellaneous Provisions)

1. Confidentiality The Party agrees that it will keep confidential and not disclose to any third party the contents of this Agreement and any amendments thereto and any other agreements hereunder except by law, rules of the stock exchange or orders or requirements of any governmental authority. The provisions of this paragraph shall survive the termination of this Agreement for a period of two (2) years. In the event of a breach of the above provisions by one party, the other party shall be entitled to a remedy and to damages which shall be compensated by the breaching party.

2. Entire Agreement This Agreement constitutes the entire and only agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous discussions and agreements. No modification or change of this Agreement shall be effective unless made in writing and signed by duly authorized persons of the parties.

3. Waiver No waiver by either party, whether express or implied, of any default or breach by the other party, shall be deemed a waiver of any provision providing for such right or performance or of any right thereafter to enforce such provision or of any other right under this Agreement. The rights and remedies contained in this Agreement shall not be exclusive but shall be in addition to any other rights and remedies permitted by this Agreement or applicable law.

4. No Agency Unless otherwise expressly provided in this Agreement, this Agreement does not require that either Party. Nothing herein shall be deemed to be the legal representative of the other party, and nothing herein shall be deemed to confer upon the other party any right or authority to assume or incur any liability or obligation, express or implied, against, in the name of or on behalf of the other party.

5. Severability The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof.

6. Successor and Transferee This Agreement shall be binding upon the parties hereto and their successors and transferees. Shall be binding upon each of the parties hereto and any person who has acquired any shares or any part of the shares of the Company held by such party pursuant to this Agreement and the By-Laws of the Company. However, unless otherwise provided herein, neither party may assign any of its rights and obligations under this Agreement without the prior written consent of the other party.

Article 16 (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

IN WITNESS WHEREOF, the parties have executed this Agreement in Thailand this 5th day of February, 2026.

Party A (KOEI JAPAN CO., LTD.)

/s/ Mamoru Iwamoto
Representative Director
Mamoru Iwamoto

Party B

Siam Client Service Co., Ltd.

/s/ Tae Yamane
Authorized Director
Tae Yamane